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SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2003

Computer Horizons Corp.
(Exact name of registrant as specified in its charter)

New York (State or other jurisdiction of incorporation or organization)	0-7282 (Commission File Number)	13-2638902 IRS Employer Identification No.)
49 Old Bloomfield Avenue Mountain Lakes, New Jersey 07046-1495 (Address of principal executive offices)

Registrant's telephone number, including area code: (973) 299-4000

(Former name or former address, if changed since last report)

Item 5—Other Events and Required FD Disclosure

        1.    On June 4, 2003, Computer Horizons Corp. (the "Company") issued a press release announcing that it reconvened its annual meeting and seated a slate of six directors, consisting of four incumbent directors and two directors proposed by a dissident shareholder. At the same time, the Company announced that it is moving ahead on legal proceedings challenging the outcome of the annual meeting vote. The Company also reported that the shareholders had approved an amendment to its by-laws so as to permit shareholders holding 10% or more of the Company's stock to call a special meeting of shareholders; ratified the selection of Grant Thornton LLP as the Company's independent auditors; approved an amendment to the Company's 1991 Directors Stock Option Plan; ratified the issuance of 903,404 Company shares under the Company Employee Stock Purchase Plan and approved a further amendment thereto to reserve an additional 3,500,000 shares (inclusive of the 903,404 shares).

Item 7—Financial Statements, Pro Forma Financial Information and Exhibits.

  (a)
  Not applicable.

  (b)
  Not applicable.

  (c)
  Exhibits

  99.1
  Press Release of Computer Horizons Corp. (the "Company") dated June 4, 2003 announcing that it reconvened its annual meeting and, among other things, seated a slate of six directors, consisting of four incumbent directors and two directors proposed by a dissident shareholder. At the same time, the Company announced that it is moving ahead on legal proceedings challenging the outcome of the annual meeting vote.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereto duly authorized.

Dated: June 4, 2003
COMPUTER HORIZONS CORP.
	By:	/s/ WILLIAM J. MURPHY William J. Murphy Chief Executive Officer and President

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  Item 5—Other Events and Required FD Disclosure
  Item 7—Financial Statements, Pro Forma Financial Information and Exhibits.
SIGNATURES